CERTIFICATE OF TRUST
OF
INVESCO VAN KAMPEN MUNICIPAL TRUST

This Certificate of Trust of Invesco Van Kampen Municipal Trust (the “Trust”), is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) (the “Act”).

1.           Name.  The name of the trust formed hereby is Invesco Van Kampen Municipal Trust.

2.           Registered Office; Registered Agent.  The business address of the Trust’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, DE 19801, New Castle County.  The name of the Trust’s registered agent at such address is The Corporation Trust Company.

3.           Investment Company.  The Trust will be a registered investment company under the Investment Company Act of 1940, as amended.

4.           Effective Date.  This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

/s/John M. Zerr
Name:      John M. Zerr
Title:        Trustee